Exhibit 99.5

BIOHITECH GLOBAL, Inc.
80 Red Schoolhouse Road, Suite 101
Chestnut Ridge, NY 10977

FOR IMMEDIATE RELEASE

Kinderhook Industries Portfolio Company Contributes Cash and Assets Totalling $5.5 Million for a 40% Stake in a Newly Formed

BioHiTech Subsidiary

New subsidiary now holds a 78% ownership stake in the Martinsburg HEBioT facility and will serve as a platform for BioHiTech’s HEBioT facility rollout in the U.S

CHESTNUT RIDGE, NY – DECEMBER 20, 2018 – BioHiTech Global, Inc. ("BioHiTech" or the "Company") (NASDAQ: BHTG), a technology and services company that provides cost-effective and sustainable waste management solutions, today announced that a portfolio company of Kinderhook Industries, a private investment firm that manages over $2.0 billion of committed capital, has contributed $3.5 million in cash and assets valued at approximately $2 mllion in exchange for a 40% stake in a newly formed BioHiTech consolidated subsidiary (the “New Subsidiary”).

The New Subsidiary now owns a 78% equity interest in the nation’s first HEBioT™ facility in Martinsburg, West Virginia (the “Martinsburg Facility”) as well as certain assets related to BioHiTech’s Rensselear HEBioT development project. The New Subsidiary will serve as the platform for BioHiTech’s planned HEBioT facility rollout in the United States. The facilities will utilize a patented high efficiency mechanical and biological treatment process (“HEBioT Process”) for the disposal and recycling of mixed municipal solid waste into an EPA approved solid recovered fuel.  The HEBioT Process is expected to divert from landfills as much as 80% of the waste that enters each facility.

Commenting on the announcement, Frank E. Celli, Chief Executive Officer of BioHiTech stated, “With the completion of this transaction, we have accomplished two very important goals for BioHiTech as we begin the rollout of this important technology. First, our New Subsidiary now owns a majority stake in the Martinsburg Facility, which will serve as our flagship facility to drive revenue growth in 2019. Secondly, we have further aligned ourselves with Kinderhook, an investment partner that has significant resources and shares the same vision for a sustainable future driven by technology. Together our companies can provide vertically integrated and cost-effective solutions for sustainable waste management that can serve as a model for the industry.”

“We are excited to strengthen our relationship with BioHiTech through this investment that we believe will help forge a new path in sustainable waste management,” said Rob Michalik, Managing Director at Kinderhook Industries. “Kinderhook has been very active in the waste management space over the past year, with portfolio investments in the Northeast and Mid Atlantic regions. As we continue to grow this business, we understand the need to deploy sound, sustainable technological solutions to help maximize the value of our investment. We look forward to working with BioHiTech in this continued effort.”

A more detailed description of the transaction will be available in a current report on Form 8-K to be filed with the Securities and Exchange Commission.

About Kinderhook Industries

Kinderhook Industries, LLC is a private investment firm that manages over $2.0 billion of committed capital. We have made in excess of 200 investments and follow-on acquisitions since inception. Kinderhook’s investment philosophy is predicated on matching unique, growth-oriented investment opportunities with exceptional financial expertise and our proprietary network of operating partners. Our focus is on middle market businesses with defensible niche market positioning in the healthcare services, environmental / business services, and automotive / light manufacturing sectors. We have a track record of successfully and consistently building industry leaders. For more information, please visit: www.kinderhook.com.

About BioHiTech Global

BioHiTech Global, Inc. (NASDAQ: BHTG), is changing the way we think about managing waste. Our innovative waste management services combined with our disruptive technologies provide sustainable waste disposal and supply chain management solutions for businesses and municipalities of all sizes. Our cost-effective technology platforms can virtually eliminate landfill usage through real-time data analytics to reduce waste generation, biological disposal of food waste at the point of generation, and the processing of municipal solid waste into a valuable renewable fuel. For more information, please visit www.biohitech.com.

Forward Looking Statements

Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of BioHiTech Global, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. BioHiTech Global, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the Securities and Exchange Commission ("SEC"). There may be other factors not mentioned above or included in the BioHiTech's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. BioHiTech Global, Inc. assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Company Contact:

BioHiTech Global, Inc.

Rich Galterio

Executive Vice President

Direct: 845.367.0603

rgalterio@biohitech.com

www.biohitech.com

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